Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenue	$49,104	$39,097	$168,938	$134,148

Costs and expenses:
Cost of operations	19,007	14,606	70,538	52,377
Sales and marketing	15,093	12,032	51,756	47,358
General and administrative	7,763	6,616	29,550	22,122
Depreciation and amortization	2,668	1,858	10,653	5,620
Interest income	1,780	—	1,790	—

Income before income tax provision	6,353	3,985	8,231	6,671
Income tax provision	222	58	486	210

Net income	$6,131	$3,927	$7,745	$6,461

Net income per common share:
Basic	$0.11	$0.08	$0.15	$0.13

Diluted	$0.11	$0.08	$0.15	$0.13

Weighted-average shares outstanding used in computing net income per common share:
Basic	56,054	48,100	50,132	48,100

Diluted	57,627	48,100	50,532	48,100

WEBMD HEALTH CORP.
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005 (b)	2004
Revenues
Online Services:
Advertising and sponsorship	$32,480	$25,998	$109,977	$83,828
Licensing	11,016	5,629	34,113	15,841
Content syndication and other	1,513	5,538	8,210	20,618

Total Online Services	45,009	37,165	152,300	120,287
Publishing and Other Services	4,095	1,932	16,638	13,861

	$49,104	$39,097	$168,938	$134,148

Earnings before interest, taxes, depreciation, amortization and other non-cash items (“Adjusted EBITDA”)

Online Services	$12,725	$9,583	$28,313	$24,902
Publishing and Other Services	(279)	(878)	88	1,285

	12,446	8,705	28,401	26,187

Adjusted EBITDA per basic common share	$0.22	$0.18	$0.57	$0.54

Adjusted EBITDA per diluted common share	$0.22	$0.18	$0.56	$0.54

Interest, taxes, depreciation, amortization and other non-cash items (a)
Interest income	1,780	—	1,790	—
Depreciation and amortization	(2,668)	(1,858)	(10,653)	(5,620)
Non-cash advertising and distribution services (included in cost of operations)	(45)	(196)	(336)	(901)
Non-cash advertising and distribution services (included in sales and marketing)	(3,826)	(2,112)	(8,656)	(11,246)
Non-cash stock-based compensation	(1,334)	(554)	(2,315)	(1,749)
Income tax provision	(222)	(58)	(486)	(210)

Net income	$6,131	$3,927	$7,745	$6,461

Net income per common share:
Basic	$0.11	$0.08	$0.15	$0.13

Diluted	$0.11	$0.08	$0.15	$0.13

Weighted-average shares outstanding used in computing net income per common share:
Basic	56,054	48,100	50,132	48,100

Diluted	57,627	48,100	50,532	48,100

(a)	Reconciliation of Adjusted EBITDA to net income

(b)	The year ended December 31, 2005 results include a $3,150 charge primarily related to severance expense incurred during the quarter ended June 30, 2005.

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$75,704	$3,456
Short-term investments	78,073	—
Accounts receivable, net	57,245	38,453
Current portion of prepaid advertising	7,424	10,350
Other current assets	3,977	2,619

Total current assets	222,423	54,878

Property and equipment, net	21,014	6,316
Prepaid advertising	12,104	20,047
Goodwill	100,669	52,614
Intangible assets, net	20,503	12,065
Other assets	176	576

	$376,889	$146,496

LIABILITIES, STOCKHOLDERS’ EQUITY AND OWNER’S NET INVESTMENT
Current liabilities:
Accrued expenses	$34,072	$15,874
Deferred revenue	36,495	29,885

Total current liabilities	70,567	45,759

Other long-term liabilities	7,010	—

Stockholders’ equity	299,312	—
Owner’s net investment	—	100,737

	$376,889	$146,496

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Year Ended
	December 31,
	2005	2004
Cash flows from operating activities:
Net income	$7,745	$6,461
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,653	5,620
Non-cash advertising and distribution services	8,992	12,147
Non-cash stock-based compensation	2,315	1,749
Changes in operating assets and liabilities:
Accounts receivable	(13,974)	(17,125)
Other assets	(567)	1,456
Accrued expenses	3,711	2,952
Due to Emdeon	3,672	—
Deferred revenue	(952)	4,878
Other long-term liabilities	7,010	—

Net cash provided by operating activities	28,605	18,138

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	87,450	—
Purchases of available-for-sale securities	(165,178)	—
Purchases of property and equipment	(18,126)	(4,321)
Cash paid in business combinations, net of cash acquired	(50,752)	(22,421)

Net cash used in investing activities	(146,606)	(26,742)

Cash flows from financing activities:
Net proceeds from initial public offering	125,392	—
Net cash transfers from Emdeon	64,857	11,702

Net cash provided by financing activities	190,249	11,702

Net increase in cash and cash equivalents	72,248	3,098
Cash and cash equivalents at beginning of period	3,456	358

Cash and cash equivalents at end of period	$75,704	$3,456